EXHIBIT 99.1

CONSENT

OF

QATALYST PARTNERS LP

We hereby consent to the use in the prospectus/offer to purchase that forms a part of the Registration Statement on Form S-4 of Expedia, Inc., of our opinion dated November 4, 2015 appearing as Annex B to such prospectus/offer to exchange, and to the description of such opinion and to the references to our name contained therein under the headings “Summary – Opinion of HomeAway’s Financial Advisor”; “The Offer – Background of the Offer and the Mergers”; “The Offer – HomeAway’s Reasons for the Offer and the Mergers; Recommendation of HomeAway’s Board of Directors”; “The Offer – Opinion of HomeAway’s Financial Advisor”; and “The Offer – Prospective Financial Information”. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

QATALYST PARTNERS LP

December 8, 2015